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                                                                     Exhibit 2.1


                                    FORM OF

                      SEPARATION AND DISTRIBUTION AGREEMENT

                                  BY AND AMONG

                        ALLEGHENY TELEDYNE INCORPORATED,

                               TII HOLDINGS, LLC,

                            TELEDYNE INDUSTRIES, INC.

                                       AND

                       TELEDYNE TECHNOLOGIES INCORPORATED




                          DATED AS OF ___________, 1999


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                               Table of Contents

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
ARTICLE I     DEFINITIONS.........................................................................................2
ARTICLE II    THE SEPARATION.....................................................................................13
     2.01.    Transfer of Assets and Assumption of Liabilities...................................................13
     2.02.    Teledyne Technologies Assets.......................................................................14
     2.03.    Teledyne Technologies Liabilities..................................................................14
     2.04.    Termination of Agreements..........................................................................16
     2.05.    Documents Relating to Transfer of Real Property Interests
              and Tangible Property Located Thereon..............................................................17
     2.06.    Documents Further Evidencing Transfers of Assets and Assumption of Liabilities.....................17
     2.07.    Other Ancillary Agreements.........................................................................17
     2.08.    Disclaimer of Representations and Warranties.......................................................17
     2.09.    Financing Arrangements.............................................................................18
     2.10.    Governmental Approvals and Consents................................................................18
     2.11.    Novation of Assumed Teledyne Technologies Liabilities..............................................19
     2.12.    Transfer of Brown Assets and Assumption of Brown Liabilities.......................................20
     2.13.    Consummation of Purchase and Sale Agreements; Interim Contribution.................................20
     2.14.    TI Contribution and Liquidation....................................................................20
     2.15.    Interim Distributions..............................................................................20
ARTICLE III   THE DISTRIBUTION...................................................................................21
     3.01.    The Distribution...................................................................................21
     3.02.    Actions Prior to the Distribution..................................................................21
     3.03.    Fractional Shares..................................................................................22
ARTICLE IV    THE PUBLIC OFFERING................................................................................22
     4.01.    The Public Offering................................................................................22
     4.02.    Proceeds of the Public Offering....................................................................23
     4.03.    Remedies...........................................................................................23
ARTICLE V     MUTUAL RELEASES; INDEMNIFICATION...................................................................23
     5.01.    Release of Pre-Distribution Claims.................................................................23
     5.02.    Indemnification by Teledyne Technologies...........................................................26
     5.03.    Indemnification by ATI.............................................................................27
     5.04.    Indemnification Obligations Net of Insurance Proceeds and other Amounts............................27
     5.05.    Procedures for Indemnification of Third Party Claims...............................................27
     5.06.    Additional Matters.................................................................................28
     5.07.    Remedies Cumulative................................................................................29
     5.08.    Survival of Indemnities............................................................................29
ARTICLE VI    CERTAIN OTHER MATTERS..............................................................................30
     6.01.    Insurance Matters..................................................................................30
     6.02.    Certain Business Matters...........................................................................32
     6.03.    Late Payments......................................................................................32
     6.04.    Certain Governance Matters.........................................................................32


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
ARTICLE VIII  EXCHANGE OF INFORMATION; CONFIDENTIALITY...........................................................33
     7.01.    Agreement for Exchange of Information; Archives....................................................33
     7.02.    Ownership of Information...........................................................................33
     7.03.    Compensation for Providing Information.............................................................33
     7.04.    Record Retention...................................................................................34
     7.05.    Other Agreements Providing For Exchange of Information.............................................34
     7.06.    Production of Witnesses; Records; Cooperation......................................................34
     7.07.    Confidentiality....................................................................................35
     7.08.    Protective Arrangements............................................................................36
ARTICLE VIII  FURTHER ASSURANCES.................................................................................36
     8.01.    Further Assurances.................................................................................36
ARTICLE IX    TERMINATION........................................................................................37
     9.01.    Termination........................................................................................37
     9.02.    Effect of Termination..............................................................................37
ARTICLE X     MISCELLANEOUS......................................................................................37
    10.01.    Counterparts; Entire Agreement; Corporate Power....................................................37
    10.02.    Governing Law; Consent to Jurisdiction.............................................................38
    10.03.    Assignability......................................................................................38
    10.04.    Third Party Beneficiaries..........................................................................39
    10.05.    Notices............................................................................................39
    10.06.    Severability.......................................................................................39
    10.07.    Force Majeure......................................................................................40
    10.09.    Headings...........................................................................................40
    10.10.    Survival of Covenants..............................................................................40
    10.11.    Waivers of Default.................................................................................40
    10.12.    Specific Performance...............................................................................40
    10.13.    Amendments.........................................................................................41
    10.14.    Interpretation.....................................................................................41
    10.15.    Disputes...........................................................................................42



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                     SEPARATION AND DISTRIBUTION AGREEMENT

                  THIS SEPARATION AND DISTRIBUTION AGREEMENT, dated as of ____________, 1999, is by and among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), TII Holdings, LLC, a Delaware limited liability company the sole member of which is ATI ("Holdings"), Teledyne Industries, Inc., a California corporation and an indirect wholly owned subsidiary of ATI ("TII"), and Teledyne Technologies Incorporated, a Delaware corporation and wholly owned subsidiary of TII ("Teledyne Technologies"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in
Article I hereof.

                  WHEREAS, the Board of Directors of ATI has determined that it is in the best interests of ATI and its stockholders to separate ATI's existing businesses into three independent businesses; and

                  WHEREAS, in furtherance of the foregoing, it is appropriate and desirable to transfer the Teledyne Technologies Assets to Teledyne Technologies and to cause Teledyne Technologies to assume the Teledyne Technologies Liabilities, all as more fully described in this Agreement and the Ancillary Agreements; and

                  WHEREAS, ATI intends, subject to completion of the transactions contemplated hereby (including the foregoing transfer of Teledyne Technologies Assets and assumption of Teledyne Technologies Liabilities) and to the other terms of this Agreement and to further action by its Board of Directors, to effect the Distribution; and

                  WHEREAS, the Form 10 Registration Statement has become effective under the Exchange Act; and

                  WHEREAS, ATI has received a private letter ruling from the Internal Revenue Service to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code; and

                  WHEREAS, the Distribution is to be followed by the Public Offering; and

                  WHEREAS, it is expected that, following certain transfers of other Assets and assignments and assumptions of other Liabilities, ATI will distribute to its stockholders all of the capital stock of Water Pik Technologies, Inc. ("Water Pik") held directly or indirectly by ATI and that, in connection therewith, ATI and Water Pik have entered into agreements, including the Water Pik Separation and Distribution Agreement, to address matters relating to the Water Pik Distribution; and

                  WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation, the Distribution and the Public Offering and certain other agreements that will govern certain matters relating to the Separation, the Distribution and the Public Offering and the relationships of ATI and Teledyne Technologies and their respective Subsidiaries following the Separation and the Distribution;

                  NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

                  For the purpose of this Agreement the following terms shall have the following meanings:

                  1.01. ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

                  1.02. AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

                  1.03. AGENT means the distribution agent to be appointed by ATI to distribute to the stockholders of ATI the shares of Teledyne Technologies Common Stock held by ATI pursuant to the Distribution.

                  1.04. AGREEMENT means this Separation and Distribution Agreement, including all of the Schedules hereto.

                  1.05. ANCILLARY AGREEMENTS means the deeds, lease assignments and assumptions, leases, subleases and sub-subleases, subscription or contribution agreements, stock powers, and the supplemental and other agreements and instruments related thereto contemplated by Article II, including the Brown Transfer and Assumption Agreement, the Purchase and Sale Agreements, the Employee Benefits Agreement, the Interim Services Agreement, the Trademark License Agreement, the Patent Assignments and related agreements regarding powers of attorney and the Tax Sharing Agreement.

                  1.06. ASSETS means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                  (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, rolling



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         stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (d) all interests in real property of whatever nature, including easements, whether as owner, lessor, sublessor, lessee, sublessee or otherwise;

                  (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                  (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  (g) all deposits, letters of credit and performance and surety bonds;


                  (h) all Information, including that prepared by consultants and other third parties;

                  (i) all domestic and foreign patents, copyrights, trade names, domain names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing ("Intellectual Property");

                  (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, internet web pages, design software, design tools, systems documentation and instructions;


                  (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (l) all prepaid expenses, trade accounts and other accounts and notes receivables;


                  (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all related claims, chooses in action or similar rights, whether accrued or contingent, including any claims of infringement of Intellectual Property against third parties;



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                  (n) all rights as a named insured under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (o) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (p) cash or cash equivalents, bank accounts, lock boxes and other deposit agreements; and

                  (q) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  1.07. ATI AUTOMOBILE POLICIES means those ATI Policies that
(i) insure Teledyne Technologies or any other member of the Teledyne Technologies Group, and (ii) provide automobile insurance.

                  1.08. ATI COMMON STOCK means the Common Stock, par value $0.10 per share, of ATI.

                  1.09. ATI GENERAL LIABILITY POLICIES means those ATI Policies that (i) insure Teledyne Technologies or any other member of the Teledyne Technologies Group, and (ii) provide general liability, public liability, or comprehensive general liability insurance.

                  1.10. ATI GROUP means ATI and each Person (other than any member of the Teledyne Technologies Group or the Water Pik Group) that is an Affiliate of ATI immediately after the Effective Time.

                  1.11. ATI INDEMNITEES has the meaning set forth in Section
5.02.

                  1.12. ATI LIABILITIES means all Liabilities of ATI other than Teledyne Technologies Liabilities and Water Pik Liabilities.

                  1.13. ATI POLICIES means policies of insurance that have been issued to, or in favor of, ATI or Subsidiaries of ATI.

                  1.14. ATI PRODUCT LIABILITY POLICIES means those ATI Policies that (i) insure Teledyne Technologies or any other member of the Teledyne Technologies Group, and (ii) provide product liability insurance, other than aircraft products liability insurance.

                  1.15. ATI WORKERS COMPENSATION POLICIES means those ATI Policies that (i) insure Teledyne Technologies or any other member of the Teledyne Technologies Group, and (ii) provide workers compensation insurance.

                  1.16. BROWN means Teledyne Brown Engineering, Inc., a Delaware corporation and wholly owned subsidiary of Teledyne Technologies.

                  1.17. BROWN ASSETS means those Assets described in Schedule 1.17.



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                  1.18. BROWN LIABILITIES means those Liabilities described in
Schedule 1.18.

                  1.19. BROWN TRANSFER AND ASSUMPTION AGREEMENT means the Asset Transfer and Liabilities Assumption Agreement, dated as of the date hereof, between Teledyne Technologies and Brown.

                  1.20. CODE means the Internal Revenue Code of 1986, as amended.

                  1.21. COMMISSION means the Securities and Exchange Commission.

                  1.22. CONSENTS means any consents, waivers or approvals from, or notification requirements to, any third parties.


                  1.23. DESIGNATED OFFICERS means, (i) in the case of ATI, the Senior Vice President, General Counsel and Secretary of ATI or his successor, and (ii) in the case of Teledyne Technologies, the Senior Vice President, General Counsel and Secretary of Teledyne Technologies or his successor.


                  1.24. DGCL means the Delaware General Corporation Law, as amended.

                  1.25. DISPUTES has the meaning set forth in Section 10.14.

                  1.26. DISTRIBUTION means the distribution by ATI on a pro rata basis to holders of ATI Common Stock of all of the outstanding shares of Teledyne Technologies Common Stock.

                  1.27. DISTRIBUTION DATE means the date on which the Distribution occurs.

                  1.28. EFFECTIVE TIME means 5:00 p.m., Eastern Standard Time or Eastern Daylight Time (whichever shall be then in effect), on the Distribution Date.

                  1.29. EMPLOYEE BENEFITS AGREEMENT means the Employee Benefits Agreement, dated as of the date hereof, by and between ATI and Teledyne Technologies.

                  1.30. ENVIRONMENTAL LAW means any federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.



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                  1.31. ENVIRONMENTAL LIABILITIES means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses (including allocated costs of in-house counsel and other personnel), interest, fines, penalties or other monetary sanctions in connection therewith.

                  1.32. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  1.33. EXCLUDED ASSETS has the meaning set forth in Section 2.02(b).

                  1.34. EXPENSE FACTORS means expense factors or similar factors or multipliers set forth in policies of insurance or related agreements applicable to liabilities, losses or defense costs insured thereunder that are subject to a Self-Insurance Obligation.


                  1.35. FINANCING FACILITY means the Credit Agreement among ATI, Teledyne Technologies, Bank of America, N.A. and other financial institutions party thereto to be entered into prior to the Distribution and any substitute or successor credit facility.


                  1.36. FORM 10 REGISTRATION STATEMENT means the registration statement on Form 10 filed under the Exchange Act, pursuant to which Teledyne Technologies Common Stock will be registered under the Exchange Act following the Distribution, together with all amendments thereto.

                  1.37. GOVERNMENTAL APPROVALS means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

                  1.38. GOVERNMENTAL AUTHORITY shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  1.39. GROUP means the ATI Group, the Teledyne Technologies Group or the Water Pik Group, as the context requires.

                  1.40. INCURRED LOSSES means the sum of paid losses (indemnity and loss adjustment expenses) and reserves for unpaid losses.

                  1.41. INDEMNIFYING PARTY has the meaning set forth in Section 5.04(a).

                  1.42. INDEMNITEE has the meaning set forth in Section 5.04(a).

                  1.43. INDEMNITY PAYMENT has the meaning set forth in Section 5.04(a).



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                  1.44. INDUSTRIES INTERNATIONAL means Teledyne Industries
International, Inc., a California corporation.

                  1.45. INDUSTRIES STOCK INTERESTS means those shares of capital stock listed and described in Schedule 1.45.


                  1.46. INFORMATION means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, analyses, techniques, designs, specifications, drawings, blueprints, diagrams, models, operating and maintenance manuals, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, whether prepared by or for any affected party.


                  1.47. INFORMATION STATEMENT means the Information Statement forming a part of the Form 10 Registration Statement to be mailed to holders of ATI Common Stock in connection with the Distribution.

                  1.48. INITIAL MEDIATION PERIOD has the meaning set forth in
Section 10.14.

                  1.49. INSURANCE POLICIES means the insurance policies written by insurance carriers unaffiliated with ATI pursuant to which Teledyne Technologies or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Effective Time.

                  1.50. INSURANCE PROCEEDS means those monies:

                  (a) received by an insured from an insurance carrier;

                  (b) paid by an insurance carrier on behalf of the insured; or

                  (c) received (including by way of set off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

                  1.51. INTERIM SERVICES AGREEMENT means the Interim Services Agreement, dated as of the date hereof, by and between ATI and Teledyne Technologies.

                  1.52. LIABILITIES means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations,



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covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.


                  1.53. LICENSE AGREEMENT means the Trademark License Agreement, dated as of the date hereof, by and between Holdings and Teledyne Technologies.


                  1.54.  NYSE means The New York Stock Exchange, Inc.

                  1.55. NON-TELEDYNE TECHNOLOGIES ASSETS means any Assets of ATI or any of its Affiliates (including any member of the Water Pik Group) other than the Teledyne Technologies Assets.


                  1.56. PATENT ASSIGNMENTS means the Patent Assignments, effective as of the Distribution, executed and delivered by TII to Teledyne Technologies.


                  1.57 PER CASE MAXIMUM means (i) with respect to any single occurrence covered under ATI General Liability Policies, ATI Product Liability Policies, and ATI Automobile Policies, $100,000 (inclusive of indemnity and loss adjustment expenses multiplied by applicable Expense Factors) and (ii) with respect to any single occurrence covered by ATI Workers Compensation policies, $150,000 (inclusive of indemnity and loss adjustment expenses multiplied by applicable Expense Factors).

                  1.58. PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

                  1.59 POOLED LOSS COSTS ALLOCABLE TO TELEDYNE TECHNOLOGIES means the share allocated to Teledyne Technologies by virtue of its participation in a pooling arrangement among ATI divisions applicable to claims that (i) are covered under ATI General Liability Policies, ATI Product Liability Policies, ATI Automobile Policies, and ATI Workers Compensation Policies; (ii) exceed the Per Case Maximum; and (iii) are within a policy's deductible or other form of self-insurance, which allocation to Teledyne Technologies will be based upon the same or substantially similar to those factors as have been applied immediately before the Distribution Date.



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                  1.60. PRIME RATE means the rate which PNC Bank, N.A.,
Pittsburgh, Pennsylvania (or any successor thereto or other commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

                  1.61. PUBLIC OFFERING means the underwritten public offering by Teledyne Technologies of shares of Teledyne Technologies Common Stock pursuant to the Public Offering Registration Statement and as contemplated by the Tax Sharing Agreement.

                  1.62. PUBLIC OFFERING REGISTRATION STATEMENT means the registration statement to be filed by Teledyne Technologies under the Securities Act of 1933, as amended, pursuant to which the offering and sale of shares of Teledyne Technologies Common Stock to be issued in the Public Offering will be registered, together with all amendments thereto.

                  1.63. PURCHASE AND SALE AGREEMENTS means (i) the Purchase and Sale Agreement, dated as of the date hereof, between Brown and Teledyne Environmental, (ii) the Purchase and Sale Agreement, dated as of the date hereof, between Teledyne Ltd. and Teledyne Limited, (iii) the Purchase and Sale Agreement, dated as of the date hereof, between Teledyne Technologies and Industries International, and (iv) the Purchase and Sale Agreement, dated as of the date hereof, between Industries International and Teledyne Investment.

                  1.64. RECORD DATE means the close of business on the date determined by the ATI Board of Directors as the record date for determining stockholders of ATI entitled to receive shares of Teledyne Technologies Common Stock in the Distribution.

                  1.65. RIGHTS means the Rights to be distributed by Teledyne Technologies in respect of Teledyne Technologies Common Stock in accordance with
Section 3.02 hereof and pursuant to the Rights Agreement between Teledyne Technologies and ChaseMellon Shareholder Services, L.L.C.

                  1.66. RULING REQUEST means the request for ruling (including all exhibits), as amended and supplemented, under Section 355 and other provisions of the Code, originally filed on behalf of ATI on April 6, 1999 in respect of the Distribution.

                  1.67. SECURITY INTEREST means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  1.68. SELF INSURANCE OBLIGATION means an obligation by one or more insureds to pay or reimburse to the issuers of an insurance policy (whether by way of deductible, retrospective premium, premium adjustment, self-insured retention or other form of self-insurance), indemnity, allocated loss expense, and other proceeds multiplied by Expense Factors, if any.

                  1.69. SEPARATION means the transfer of the Teledyne Technologies Assets to Teledyne Technologies and its Subsidiaries and the assumption by Teledyne Technologies and its



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


Subsidiaries of the Teledyne Technologies Liabilities, all as more fully described in this Agreement and the Ancillary Agreements.

                  1.70. SUBSIDIARY of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

                  1.71. TAX SHARING AGREEMENT means the Tax Sharing and Indemnification Agreement, dated as of the date hereof, as the same may be amended, by and between ATI and Teledyne Technologies.

                  1.72. TAXES has the meaning set forth in the Tax Sharing Agreement.

                  1.73. TELEDYNE ENVIRONMENTAL means Teledyne Environmental, Inc., a California corporation wholly owned by TI.

                  1.74. TELEDYNE ENVIRONMENTAL ASSETS means those certain assets of Teledyne Environmental listed and described in Schedule 1.74.

                  1.75. TELEDYNE INVESTMENT means Teledyne Investment, Inc., a Delaware corporation.

                  1.76. TELEDYNE LIMITED means Teledyne Limited, a company organized under the laws of the United Kingdom and an indirect wholly owned subsidiary of TI.

                  1.77. TELEDYNE LIMITED ASSETS means those certain assets of Teledyne Limited listed and described in Schedule 1.77.

                  1.78. TELEDYNE LTD. means Teledyne Ltd., a corporation organized under the laws of the United Kingdom and wholly owned by Teledyne Technologies.

                  1.79. TELEDYNE TECHNOLOGIES ASSETS has the meaning set forth in Section 2.02(a).

                  1.80. TELEDYNE TECHNOLOGIES BALANCE SHEET means the consolidated balance sheet of Teledyne Technologies, including the notes thereto, as of [September 30], 1999.

                  1.81. TELEDYNE TECHNOLOGIES BUSINESS means the business and operations of the divisions and Subsidiaries of TI or TII comprising Teledyne Electronic Technologies, Teledyne Brown Engineering, Teledyne Continental Motors and

Teledyne Cast Parts and any business or operation conducted by Teledyne Technologies or any Affiliate of Teledyne Technologies at any time on or after the Distribution Date.

                  1.82. TELEDYNE TECHNOLOGIES COMMON STOCK means the Common Stock, $.01 par value per share, of Teledyne Technologies and, after the distribution of Rights referred to in Section 3.02, shall include the associated Rights.

                  1.83. TELEDYNE TECHNOLOGIES CONTRACTS means the following contracts and agreements to which TII or any of its Affiliates is a party or by it or any of its Affiliates or any of their respective Assets is bound, whether as of the date hereof or prior to or at the Effective Time, and whether or not in writing, except for any such contract or agreement that is expressly contemplated to be retained by any member of the ATI Group pursuant to any provision of this Agreement or any Ancillary Agreement:

                  (a) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Teledyne Technologies Group;

                  (b) any contract or agreement that relates exclusively to the Teledyne Technologies Business, including those listed or described on
         Schedule 1.83(b);

                  (c) federal, state and local government and other contracts and agreements that relate exclusively to the Teledyne Technologies Business, including those listed or described on Schedule 1.83(c);

                  (d) any contract or agreement representing capital or operating equipment lease obligations reflected on the Teledyne Technologies Balance Sheet, including obligations as lessee under those contracts or agreements listed on Schedule 1.83(d) (as such Schedule may be supplemented after the date hereof and prior to the Effective Time to assign capital and operating equipment lease obligations that relate exclusively to the Teledyne Technologies Business and that were, are or may be executed and delivered after the date of the Teledyne Technologies Balance Sheet);

                  (e) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to Teledyne Technologies or any member of the Teledyne Technologies Group;

                  (f) any guarantee, indemnity, representation, warranty or other Liability of any member of the Teledyne Technologies Group or the ATI Group in respect of any other Teledyne Technologies Contract, any Teledyne Technologies Liability or the Teledyne Technologies Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Teledyne Technologies Business); and

                  (g) the contracts, agreements and other documents listed or described on Schedule 1.83(g).

                  1.84. TELEDYNE TECHNOLOGIES GROUP means Teledyne Technologies, each Subsidiary of Teledyne Technologies and each other Person that is contemplated to be controlled directly or indirectly by Teledyne Technologies as of the Effective Time.

                  1.85. TELEDYNE TECHNOLOGIES INDEMNITEES has the meaning set forth in Section 5.03(a).

                  1.86. TELEDYNE TECHNOLOGIES LIABILITIES has the meaning set forth in Section 2.03.

                  1.87. THIRD PARTY CLAIM has the meaning set forth in Section 5.05(a).

                  1.88. TI means Teledyne, Inc., a Delaware corporation.

                  1.89. TI LIQUIDATION means the dissolution and liquidation of TI in accordance with applicable provisions of the DGCL and Section 332 of the Code, as a result of which Holdings will own all of the outstanding capital stock of TII.


                  1.90. TRADEMARK, SERVICE MARK AND TRADE DRESS ASSIGNMENT means the Trademark, Service Mark and Trade Dress Assignment, dated as of the date hereof, by TII to Teledyne Technologies.

                  1.91. UNDERWRITERS means the managing underwriters for the Public Offering.

                  1.92. UNDERWRITING AGREEMENT means an underwriting agreement in customary form to be entered into among Teledyne Technologies and the Underwriters with respect to the Public Offering.

                  1.93. UNPAID LOSSES means liabilities and losses, including indemnity payments and allocated loss expenses, that are subject to a Self Insurance Obligation and that, as of the Distribution Date have not been paid by Teledyne Technologies or a member of Teledyne Technologies Group and that do not appear on Schedule 1.93.

                  1.94. WATER PIK COMMON STOCK means the Common Stock, par value $.01 per share, of Water Pik.

                  1.95. WATER PIK DISTRIBUTION means the distribution by ATI on a pro rata basis to holders of ATI Common Stock of all of the outstanding shares of Water Pik Common Stock owned by ATI.

                  1.96. WATER PIK GROUP means Water Pik, each Subsidiary of Water Pik and each other Person that is contemplated to be controlled directly or indirectly by Water Pik at the time of the Water Pik Distribution.

                  1.97. WATER PIK LIABILITIES has the meaning assigned to that term in the Water Pik Separation and Distribution Agreement.

                  1.98. WATER PIK SEPARATION AND DISTRIBUTION AGREEMENT means the Separation and Distribution Agreement among ATI, Holdings, TII and Water Pik.

                  1.99. YEAR 2000 COMPLIANT means, with respect to an Asset, that such Asset will (i) accurately process date/time data (including, but not limited to, calculating, comparing, sorting, sequencing and calendar generation), including single century formulas and multi-century formulas, from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000, including leap year calculations, and will not malfunction or generate incorrect values or invalid results involving such dates/times; (ii) accurately interface with other systems, as appropriate, in order to supply, receive or process dates/times and other data, to the extent that other information technology properly exchanges data with it; (iii) provide that date/time-related functionalities, date/time fields and any user input interfaces include a four digit year format and/or other indication of century, as applicable; and (iv) not cause any other Asset that is otherwise Year 2000 Compliant to fail to be Year 2000 Compliant.



                                   ARTICLE II
                                 THE SEPARATION

                  2.01. TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES. (a) TII hereby assigns, transfers, conveys and delivers to Teledyne Technologies, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Teledyne Technologies, and Teledyne Technologies hereby accepts from TII and its Subsidiaries, all of TII's and its applicable Subsidiaries' respective right, title and interest in all Teledyne Technologies Assets.

                  (b) Teledyne Technologies hereby assumes and agrees faithfully to perform, satisfy, discharge and fulfill all the Teledyne Technologies Liabilities in accordance with their respective terms. Teledyne Technologies shall be responsible for all Teledyne Technologies Liabilities, regardless of when or where such Liabilities arose or arise or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation (whether based on tort, contract, statute or otherwise) by any member of the ATI Group or the Teledyne Technologies Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

                  (c) In the event that at any time or from time to time (whether prior to or after the Distribution Date) any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this

Agreement or any Ancillary Agreement, such party or member shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

                  2.02. TELEDYNE TECHNOLOGIES ASSETS. (a) For purposes of this Agreement, "Teledyne Technologies Assets" shall mean (without duplication):

                  (i) all Assets reflected in the Teledyne Technologies Balance Sheet as Assets of Teledyne Technologies and its Subsidiaries, subject to any dispositions of any such Assets subsequent to the date of the Teledyne Technologies Balance Sheet;

                  (ii) all Assets acquired by or for the exclusive benefit of Teledyne Technologies subsequent to the date of the Teledyne Technologies Balance Sheet and prior to the Effective Time that would have been reflected in the Teledyne Technologies Balance Sheet as Assets of Teledyne Technologies had they been owned on the date of the Teledyne Technologies Balance Sheet;

                  (iii)subject to Section 6.01, any rights of any member of the Teledyne Technologies Group under any of the Insurance Policies, including any rights thereunder arising after the Distribution Date in respect of any Insurance Policies that are occurrence policies; and

                  (iv) (A) any Assets that any Ancillary Agreement contemplates will be transferred to any member of the Teledyne Technologies Group,
         (B) any Teledyne Technologies Contracts and (C) all issued and outstanding capital stock of the Subsidiaries, the partnership interests and other Assets of TII listed on Schedule 2.02(a)(iv).

Notwithstanding the foregoing, the Teledyne Technologies Assets shall not in any event include the Excluded Assets referred to in Section 2.02(b) below.

                  (b) For the purposes of this Agreement, "Excluded Assets" shall mean:

                  (i) the Assets listed or described on Schedule 2.02(b)(i); and

                  (ii) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by ATI or any other member of the ATI Group (including the Water Pik Group).

                  (c) Teledyne Technologies acknowledges and agrees that the Assets reflected as Teledyne Technologies Assets in the Teledyne Technologies Balance Sheet are so reflected based on the books and records maintained, and other information supplied, by Teledyne Technologies personnel, and that the Teledyne Technologies Assets constitute all of the Assets necessary to operate the Teledyne Technologies Business as presently conducted.

                  2.03. TELEDYNE TECHNOLOGIES LIABILITIES. For the purposes of this Agreement, "Teledyne Technologies Liabilities" shall mean (without duplication):

                  (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Teledyne Technologies or any member of the Teledyne Technologies Group, including those described in
         Schedule 2.03(a)(i), and all agreements, obligations and Liabilities of any member of the Teledyne Technologies Group under this Agreement or any of the Ancillary Agreements;

                  (ii) all Liabilities, including any employee-related Liabilities and Environmental Liabilities, relating to, arising out of or resulting from:

                           (A) the operation of the Teledyne Technologies
                  Business as conducted at any time prior to, at or after the Effective Time (including any Liability relating to, arising out of or resulting from the design, manufacture and sale of products or services of the Teledyne Technologies Business or from any act or failure to act by any director, officer, employee, agent or representative of any Person (whether or not such act or failure to act is or was within such Person's authority));

                           (B) the operation of any business conducted by any
                  member of the Teledyne Technologies Group at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative of any Person (whether or not such act or failure to act is or was within such Person's authority)); or

                           (C) any Teledyne Technologies Assets (including any
                  Teledyne Technologies Contracts and any real property and leasehold interests) or ownership of any Teledyne Technologies Assets at any time prior to, at or after the Effective Time;

         in any such case whether arising before, on or after the Effective
         Time;

                  (iii) all Liabilities relating to, arising out of or resulting from the Financing Facility;

                  (iv) all Liabilities relating to, arising out of or resulting from any of the terminated, divested or discontinued businesses and operations listed or described on Schedule 2.03(a)(iv);

                  (v) all Liabilities reflected as liabilities or obligations of Teledyne Technologies in the Teledyne Technologies Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Teledyne Technologies Balance Sheet, and all liabilities or obligations of Teledyne Technologies incurred subsequent to the date of the Teledyne Technologies Balance Sheet that would have been reflected in the Teledyne Technologies Balance Sheet had they been incurred as of the date of the Teledyne Technologies Balance Sheet;


                  (vi) any Liabilities relating to, arising out of or resulting from any infringement of any Intellectual Property of any third party, including but not limited to patent rights, trademark and service mark rights (registered and common law), trade dress rights, copyrights, misappropriation of trade secret, based upon or resulting from the operation of the Teledyne Technologies Business and regardless of whether said infringement occurred prior to, on or after the Distribution Date;


                  (vii) all obligations of ATI or Teledyne Technologies under the advance agreement made and entered into the 15th day of July, 1999, by and between the United States Department of Defense on behalf of the United States of America and ATI and any other advance agreements of whatever nature that such parties may enter into prior to the Distribution Date;


                  (viii) any and all guarantees by ATI or any member of the ATI Group of obligations to assure payment or performance by or other Liabilities of the Teledyne Technologies Group or the Teledyne Technologies Business; and

                  (ix) any Liabilities relating to, arising out of, or resulting from any of the Teledyne Technologies Assets that are not Year 2000 Compliant.

                  2.04. TERMINATION OF AGREEMENTS. (a) Except as set forth in
Section 2.04(b), in furtherance of the releases and other provisions of Section
5.01 hereof, Teledyne Technologies and each member of the Teledyne Technologies Group, on the one hand, and each of ATI and the respective members of the ATI Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Teledyne Technologies and/or any member of the Teledyne Technologies Group, on the one hand, and ATI or any member of the ATI Group, on the other hand, effective as of the Effective Time, including (except as set forth in Schedule 2.04(a)) any intercompany accounts payable or accounts receivable accrued as of the Effective Time that are reflected in the books and records of the parties or otherwise documented in writing in accordance with past practices; provided, however, to the extent that the termination of any such agreement, arrangement, commitment or understanding is inconsistent with any Ancillary Agreement, such termination shall be effective as of the date of effectiveness of the applicable Ancillary Agreement. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Effective Time (or, to the extent contemplated by the proviso to the immediately preceding sentence, after the effective time of the applicable Ancillary Agreement). Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

                  (b) The provisions of Section 2.04(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.04(b)(ii); (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Teledyne Technologies Assets or Teledyne Technologies Liabilities, they shall be assigned and assumed pursuant to Section 2.01); and (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Effective Time.

                  2.05. DOCUMENTS RELATING TO TRANSFER OF REAL PROPERTY INTERESTS AND TANGIBLE PROPERTY LOCATED THEREON. In furtherance of the assignment, transfer and conveyance of Teledyne Technologies Assets and the assumption of Teledyne Technologies Liabilities set forth in Section 2.01(a) and
(b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, each of TII and Teledyne Technologies or their applicable Subsidiaries is executing and delivering or will execute and deliver such deeds, lease assignments and assumptions, leases, subleases and sub-subleases as may be necessary to effectively transfer any real property and leasehold interests forming part of the Teledyne Technologies Assets and conform to any laws, regulations or usage applicable in the jurisdiction in which the relevant real property is located.

                  2.06. DOCUMENTS FURTHER EVIDENCING TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES. In furtherance of the assignment, transfer and conveyance of Teledyne Technologies Assets and the assumption of Teledyne Technologies Liabilities set forth in Section 2.01(a) and (b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter,
(i) TII shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such further bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to fully evidence the transfer, conveyance and assignment of all of TII's and its respective Subsidiaries' right, title and interest in and to the Teledyne Technologies Assets to Teledyne Technologies and (ii) Teledyne Technologies shall execute and deliver to TII and its Subsidiaries such further bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to fully evidence the valid and effective assumption of the Teledyne Technologies Liabilities by Teledyne Technologies.

                  2.07. OTHER ANCILLARY AGREEMENTS. Effective as of the date hereof each of ATI, TII and Teledyne Technologies will execute and deliver, and cause any of their respective Subsidiaries that are parties thereto to execute and deliver all Ancillary Agreements to which it is a party.

                  2.08. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. Each of ATI (on behalf of itself and each member of ATI, including TII) and Teledyne Technologies (on behalf of itself and each member of the Teledyne Technologies Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the Assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby (including whether an Asset is Year 2000 Compliant), as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any Assets of such party, or as to the absence of any defenses or rights of setoff or freedom from counterclaims with respect to any claim or other Asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset or thing of value upon the execution, delivery and filing hereof or thereof. Without limiting the scope of the foregoing, no party makes any representations or warranties as to the Intellectual Property sought to be transferred herein, including, without limitation, whether such Intellectual Property or any portion thereof is valid, enforceable, freely transferable, free and clear of liens (except permitted liens) or sufficient and complete in order to conduct the Teledyne Technologies Business, whether any party herein owns, has the exclusive right to use or has the ability to practice such Intellectual Property or any portion thereof, or whether such Intellectual property or the operation of any aspect of the Teledyne Technologies Business infringes or conflicts in any way with any Intellectual Property right of any third party. Except as may expressly be set forth herein or in any Ancillary Agreement, all such Assets are being transferred on an "as is," "where is," "with all faults" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest. Without limiting the foregoing, neither ATI nor any other party hereto (excluding Teledyne Technologies), or to any Ancillary Agreement, is making any representation or warranty to Teledyne Technologies or any other Person in respect of the Teledyne Technologies Balance Sheet, including in respect of the accuracy or presentation thereof, or the adequacy of accruals, reserves and other amounts reflected thereon.

                  2.09. FINANCING ARRANGEMENTS. Each of the parties hereto acknowledges that (a) ATI has arranged availability for up to $200 million in senior financing pursuant to the Financing Facility, (b) that ATI has, prior to the date hereof, incurred $100 million in indebtedness pursuant to such Financing Facility; and (c) that ATI has used, or will use prior to the Distribution Date, such indebtedness to refinance other outstanding indebtedness of ATI. Teledyne Technologies agrees that, following the Distribution Date, Teledyne Technologies will indemnify ATI (and all the other members of the ATI Group) and defend and hold such parties harmless from and against all the obligations of ATI (or Teledyne Technologies) arising under the Financing Facility (including the obligation to repay such $100 million in outstanding borrowings), with the effect that ATI (and all other members of the ATI Group) shall have no further liability or obligation under the Financing Facility.


                  2.10. GOVERNMENTAL APPROVALS AND CONSENTS. (a) To the extent that the Separation requires any Governmental Approvals or Consents, the parties will use all reasonable efforts to obtain any such Governmental Approvals and Consents.

                  (b) If and to the extent that the valid, complete and perfected transfer or assignment (or novation of any federal government contract) to the Teledyne Technologies Group of any Teledyne Technologies Assets (or from the Teledyne Technologies Group of any Non-Teledyne Technologies Assets) would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation, then, unless ATI shall otherwise determine, the transfer or assignment to or from the Teledyne Technologies Group, as the case may be, of such Teledyne Technologies Assets or Non-Teledyne Technologies Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such Asset shall be deemed a Teledyne Technologies Asset for purposes of determining whether any Liability is a Teledyne Technologies Liability.

                  (c) If the transfer or assignment of any Assets intended to be transferred or assigned hereunder is not consummated prior to or at the Effective Time, whether as a result of the provisions of Section 2.10(b) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Teledyne Technologies Assets (or such Non-Teledyne Technologies Assets, as the case may be), including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Effective Time to the Teledyne Technologies Group (or the ATI Group, as the case may be).

                  (d) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to
Section 2.10(b), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

                  (e) The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

                  2.11. NOVATION OF ASSUMED TELEDYNE TECHNOLOGIES LIABILITIES.
(a) Each of ATI, TII and Teledyne Technologies at the request of any of the others, shall use all reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all obligations under agreements, leases, licenses and other obligations or Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Teledyne Technologies Group, so that, in any such case, Teledyne Technologies and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that no member of the ATI Group shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

                  (b) If ATI, TII or Teledyne Technologies is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the ATI Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, Teledyne Technologies shall, as agent or subcontractor for ATI, TII or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of ATI, TII or such other Person, as the case may be, thereunder from and after the date hereof. Teledyne Technologies shall indemnify and defend each ATI Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Each of ATI and TII, as the case may be, shall, without further consideration, pay and remit, or cause to be paid or remitted, to Teledyne Technologies promptly all money, rights and other consideration received by it or any member of its respective Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, each of ATI and TII, as the case may be, shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to Teledyne Technologies without payment of further consideration and Teledyne Technologies shall, without the payment of any further consideration, assume such rights and obligations.

                  2.12. TRANSFER OF BROWN ASSETS AND ASSUMPTION OF BROWN LIABILITIES. Immediately following the transfer of Teledyne Technologies Assets and assumption of Teledyne Technologies Liabilities contemplated by Section 2.01, Teledyne Technologies shall contribute to Brown approximately $6,800,000 in cash and the Brown Assets and cause Brown to assume the Brown Liabilities, all in accordance with the Brown Transfer and Assumption Agreement.

                  2.13. CONSUMMATION OF PURCHASE AND SALE AGREEMENTS; INTERIM CONTRIBUTION. Immediately following the transfer of Assets and assumption of Liabilities contemplated by Section 2.12, the parties hereto will cause the transactions contemplated by the Purchase and Sale Agreements to be consummated, pursuant to which (i) Brown will purchase the Teledyne Environmental Assets from Teledyne Environmental for approximately $6,800,000 in cash, (ii) Teledyne Technologies Ltd. will purchase the Teledyne Limited Assets from Teledyne Limited for approximately $5,700,000 in cash, (iii) Teledyne Technologies will purchase the Industries Stock Interests from Industries International for approximately $200,000 in cash, and (iv) Teledyne Investment will purchase a 1% common stock interest in Ensambles de Precision, S.A. de C.V. from Industries International for approximately $2,000 in cash.

                  2.14. TI CONTRIBUTION AND LIQUIDATION. Prior to consummation of the transactions contemplated by Section 2.15, ATI will contribute to Holdings all of the outstanding capital stock of TI and the TI Liquidation will be effected.

                  2.15. INTERIM DISTRIBUTIONS. Following the TI Liquidation, TII will distribute to Holdings and Holdings will distribute to ATI all of the outstanding Teledyne Technologies Common Stock.

                                  ARTICLE III
                                THE DISTRIBUTION


                  3.01. THE DISTRIBUTION. The ATI Board shall have the sole and absolute discretion to determine whether and when to effect the Distribution. If the ATI Board declares the Distribution, on or prior to the Distribution Date, ATI will deliver to the Agent for the benefit of holders of record of ATI Common Stock on the Record Date, a single stock certificate, endorsed by ATI in blank, representing all of the outstanding shares of Teledyne Technologies Common Stock then owned by ATI or any member of the ATI Group, and will instruct the Agent to distribute, or make book-entry credits for, one share of Teledyne Technologies Common Stock in respect of every seven shares of ATI Common Stock held by holders of record of ATI Common Stock on the Record Date, subject to Section 3.03.


                  3.02. ACTIONS PRIOR TO THE DISTRIBUTION. Prior to the
Distribution:

                  (a) On such date as ATI shall determine, Teledyne Technologies shall mail to the holders of ATI Common Stock the Information Statement.

                  (b) ATI and Teledyne Technologies shall cooperate in preparing, filing with the Commission under the Securities Act and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit plan contemplated by the Employee Benefits Agreement.

                  (c) ATI and Teledyne Technologies shall by means of a reclassification, stock split or stock distribution or other means cause the number of outstanding shares of Teledyne Technologies Common Stock held by ATI to be equal to the number of shares to be distributed in the Distribution (as determined by ATI).

                  (d) ATI and Teledyne Technologies shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

                  (e) Teledyne Technologies shall use all efforts to have approved an application to permit listing of the Teledyne Technologies Common Stock on the NYSE or another mutually agreeable stock exchange or quotation system.

                  (f) ATI and Teledyne Technologies shall take all actions which may be required to elect or otherwise appoint as directors of Teledyne Technologies, on or prior to the Distribution Date, the persons named in the Form 10 Registration Statement to constitute the Board of Directors of Teledyne Technologies on the Distribution Date.

                  (g) ATI shall cause a Certificate of Amendment and Restatement of the Teledyne Technologies Certificate of Incorporation substantially in the form filed with the Form 10 Registration Statement, to be filed for record with the Secretary of State of Delaware and to be in effect on the Distribution Date, and the Board of Directors of Teledyne Technologies shall amend the Bylaws of Teledyne Technologies so that the Teledyne Technologies Bylaws are substantially in the form filed with the Form 10 Registration Statement.

                  (h) Teledyne Technologies shall declare a distribution of, and distribute, one Right with respect to each share of Teledyne Technologies Common Stock to be distributed in the Distribution.

                  (i) ATI and Teledyne Technologies shall take all actions as may be necessary to approve the stock-based employee benefit plans of Teledyne Technologies in order to satisfy the requirements of Section 162(m) and other applicable provisions of the Code and any requirements of the NYSE (or any other stock exchange or quotations system on which Teledyne Technologies Common Stock is to be listed or traded).

                  3.03. FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Teledyne Technologies Common Stock will be distributed to holders of ATI Common Stock in the Distribution. The Agent will, as soon as practicable after the Distribution Date, (a) determine the number of whole shares and fractional shares of Teledyne Technologies Common Stock allocable to each holder of record of ATI Common Stock as of the Record Date, (b) aggregate all fractional shares held by such holders, and (c) sell the whole shares attributable to the aggregate of such fractional shares, in open market transactions, in each case at the then prevailing trading prices, and to cause to be distributed to each such holder, in lieu of any fractional share, without interest, such holder's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required, if any, to be withheld for U.S. federal income tax purposes.


                                   ARTICLE IV
                               THE PUBLIC OFFERING

                  4.01. THE PUBLIC OFFERING. (a) Teledyne Technologies shall consummate the Public Offering not later than one year following the Distribution Date. Actions required in order to so consummate the Public Offering shall include, but not necessarily be limited to, those specified in this Section 4.01.

                  (b) Teledyne Technologies shall file the Public Offering Registration Statement not later than at the end of the eighth month following the month in which the Distribution Date occurs, and shall file such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the Public Offering Registration Statement as may be required by the Underwriting Agreement, the Commission or federal, state or foreign securities laws.

                  (c) Teledyne Technologies shall enter into the Underwriting Agreement and shall comply with its obligations thereunder.

                  (d) Teledyne Technologies shall take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the Public Offering.

                  (e) Teledyne Technologies shall prepare, file and take all actions necessary to make effective an application for listing of the Teledyne Technologies Common Stock issued in the Public Offering on the NYSE, subject to official notice of issuance.

                  (f) Teledyne Technologies shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable.

                  (g) Teledyne Technologies shall pay all third party costs, fees and expenses relating to the Public Offering, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the Underwriters' discount as provided in the Underwriting Agreement.

                  4.02. PROCEEDS OF THE PUBLIC OFFERING. The Public Offering will be a primary offering of Teledyne Technologies Common Stock and the net proceeds of the Public Offering will be retained by Teledyne Technologies. Teledyne Technologies will use such net proceeds as provided in the Tax Sharing Agreement and the Ruling Request.

                  4.03. REMEDIES. Teledyne Technologies acknowledges that its agreements in this Article IV are of a special, unique, unusual and extraordinary character. Because the failure of Teledyne Technologies to perform its obligations set forth in the provisions of this Article IV could cause unique and extraordinary injury to ATI, ATI shall, notwithstanding anything to the contrary herein, have the right in addition to any other remedies available, at law or in equity, to seek an injunction in a court of equity to compel Teledyne Technologies to perform such obligations. Teledyne Technologies hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant an injunction or other equitable relief, or otherwise, and agrees that it will not assert any such defense or any defense to a request by ATI for injunctive relief based on the alleged existence of an adequate remedy at law or for money damages. Without limiting the foregoing, Teledyne Technologies hereby waives the right to require ATI to post any bond or other security with respect to any proceeding to enforce the provisions of this
Article IV. The existence of the rights of ATI set forth in this Section 4.03 shall not preclude any other rights and remedies at law or in equity which ATI may have.


                                    ARTICLE V
                        MUTUAL RELEASES; INDEMNIFICATION

                  5.01. RELEASE OF PRE-DISTRIBUTION CLAIMS. (a) Except as provided in Section 5.01(c), effective as of the Effective Time, Teledyne Technologies does hereby, for itself and each other member of the Teledyne Technologies Group, their respective Affiliates (other than any member of the ATI Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of the Teledyne Technologies Group (in each case, in their respective capacities as such), remise, release and forever discharge each of ATI and Water Pik, the respective members of the ATI Group and the Water Pik Group, their respective Affiliates (other than any member of the Teledyne Technologies Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of ATI or the Water Pik Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the transactions and all other activities undertaken to implement the Separation or the Distribution.

                  (b) Except as provided in Section 5.01(c), effective as of the Effective Time, ATI does hereby, for itself and each other member of the ATI Group and its Affiliates (other than any member of the Teledyne Technologies Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of the ATI Group (in each case, in their respective capacities as such), remise, release and forever discharge Teledyne Technologies, the respective members of the Teledyne Technologies Group, their respective Affiliates (other than any member of the ATI Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of the Teledyne Technologies Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Time, including in connection with the transactions and all other activities undertaken to implement the Separation or the Distribution.

                  (c) Nothing contained in Section 5.01(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.04(b) or the applicable Schedules thereto not to terminate as of the Effective Time, in each case in accordance with its terms. Nothing contained in Section 5.01(a) or (b) shall release any Person from:

                  (i) any Liability provided in or resulting from any agreement among any members of the ATI Group or the Teledyne Technologies Group that is specified in Section 2.04(b) or the applicable Schedules thereto as not to terminate as of the Effective Time, or any other Liability specified in such Section 2.04(b) as not to terminate as of the Effective Time;

                  (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

                  (iii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Effective Time;

                  (iv) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Group;

                  (v) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article V and, if applicable, the appropriate provisions of the Ancillary Agreements; or

                  (vi) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this
         Section 5.01; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 5.01 but for the provisions of this clause (vi).

                   (d) Teledyne Technologies shall not make, and shall not permit any member of the Teledyne Technologies Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against ATI, Water Pik or any member of the ATI Group or Water Pik Group, or any other Person released pursuant to
Section 5.01(a), with respect to any Liabilities released pursuant to Section 5.01(a). Without limiting the generality of the foregoing, Teledyne Technologies shall not make, and shall not permit any other member of the Teledyne Technologies Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against ATI, Water Pik or any member of the ATI Group or the Water Pik Group, or any other Person released pursuant to Section 5.01(a), with respect to whether any Asset should or should not have been classified as a Teledyne Technologies Asset or whether any Liability should or should not have been classified as a Teledyne Technologies Liability or with respect to the Teledyne Technologies Balance Sheet, including in respect of the accuracy or presentation thereof, or the adequacy of accruals, reserves and other amounts reflected thereon. ATI shall not, and shall not permit any member of the ATI Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Teledyne Technologies or any member of the Teledyne Technologies Group, or any other Person released pursuant to Section 5.01(b), with respect to any Liabilities released pursuant to Section 5.01(b).

                  (e) It is the intent of each of ATI and Teledyne Technologies by virtue of the provisions of this Section 5.01 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Effective Time, between or among Teledyne Technologies or any member of the Teledyne Technologies Group, on the one hand, and ATI, Water Pik or any member of the ATI Group or the Water Pik Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Effective
Time), except as expressly set forth in Section 5.01(c) or otherwise in this Agreement. At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

                  5.02. INDEMNIFICATION BY TELEDYNE TECHNOLOGIES. Except as provided in Section 5.04, Teledyne Technologies shall indemnify, defend and hold harmless ATI, each member of the ATI Group and each of their respective directors, officers, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "ATI Indemnitees"), and Water Pik, each member of the Water Pik Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Water Pik Indemnitees"), from and against any and all Liabilities of the ATI Indemnitees and the Water Pik Indemnitees, respectively, relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of Teledyne Technologies or any other member of the Teledyne Technologies Group or any other Person to pay, perform or otherwise promptly discharge any Teledyne Technologies Liabilities or Teledyne Technologies Contract in accordance with their respective terms, whether prior to or after the Effective Time or the date hereof;

                  (b) the Teledyne Technologies Business, any Teledyne Technologies Liability or any Teledyne Technologies Contract;

                  (c) any breach by Teledyne Technologies or any member of the Teledyne Technologies Group of this Agreement or any of the Ancillary Agreements;

                  (d) the operation of the Teledyne Technologies Business, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));


                  (e) any infringement of any Intellectual Property right of any third party, including, but not limited to, patent rights, trademark and service mark rights (registered and common law), trade dress rights, copyrights, misappropriation of trade secret, based upon or resulting from the operation of the Teledyne Technologies Business and regardless of whether said alleged infringement occurred prior to, on or after the Distribution Date or any claim based on the actual or alleged invalidity, unenforceability or transferability or ownership of Intellectual Property to be transferred hereby or pursuant to any Ancillary Agreement;


                  (f) Liabilities assumed by any member of the Teledyne Technologies Group under any Ancillary Agreement;

                  (g) any guarantee, indemnity, representation, warranty or other Liability of or made by any member of the ATI Group in respect of any Liability or alleged Liability of any member of the Teledyne Technologies Group; and

                  (h) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Form 10 Registration Statement or the Information Statement.


                  5.03. INDEMNIFICATION BY ATI. ATI shall indemnify, defend and hold harmless Teledyne Technologies, each member of the Teledyne Technologies Group and each of their respective directors, officers, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Teledyne Technologies Indemnitees"), from and against any and all Liabilities of the Teledyne Technologies Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of ATI or any other member of the ATI Group to pay, perform or otherwise promptly discharge any ATI Liabilities; and

                  (b) any breach by ATI of this Agreement or any of the Ancillary Agreements.


                  5.04. INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS. (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article V will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

                  (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

                  5.05. PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.
(a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the ATI Group or the

Teledyne Technologies Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.02 or 5.03, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party and, if ATI is not the Indemnifying Party, ATI written notice thereof as soon as practicable but in any event not less than 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this
Section 5.05(a) shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                  (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 5.05(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

                  (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 5.05(b), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

                  (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

                  (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

                  5.06. ADDITIONAL MATTERS. (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

                  5.07. REMEDIES CUMULATIVE. The remedies provided in this
Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  5.08. SURVIVAL OF INDEMNITIES. The rights and obligations of each of the Indemnitees under this Article V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                   ARTICLE VI
                              CERTAIN OTHER MATTERS

                  6.01. INSURANCE MATTERS. (a) In no event shall ATI, any other member of the ATI Group or any ATI Indemnitee have any liability or obligation whatsoever to any member of the Teledyne Technologies Group in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Teledyne Technologies Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

                  (b) (i) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that Teledyne Technologies and each other member of the Teledyne Technologies Group be successors-in-interest to all rights that any member of the Teledyne Technologies Group may have as of the Distribution Date as a subsidiary, affiliate, division or department of ATI prior to the Distribution Date under any policy of insurance issued to ATI and intended to insure the Teledyne Technologies Group by any insurance carrier unaffiliated with ATI or under any agreements related to such policies executed and delivered prior to the Distribution Date, including any rights such member of the Teledyne Technologies Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Distribution Date. At the request of Teledyne Technologies, ATI shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided however that ATI shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

                  (ii) Except as otherwise contemplated by any Ancillary Agreement, after the Distribution Date, neither ATI nor Teledyne Technologies or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; provided however that the foregoing shall not (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability, or (C) require any member of any Group to renew, extend or continue any policy in force. Each of Teledyne Technologies and ATI will, and will cause its respective Group to, share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

                  (c) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the ATI Group in respect of any Insurance Policy or any other contract or policy of insurance.

                  (d) Teledyne Technologies does hereby, for itself and each other member of the Teledyne Technologies Group, agree that no member of the ATI Group or any ATI Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of ATI and its Affiliates as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

                  (e) Nothing in this Agreement shall be deemed to restrict any member of the Teledyne Technologies Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

                  (f) With respect to policy periods prior to the Distribution
Date:

                           (i) Teledyne Technologies shall be responsible for:
         (A) all Unpaid Losses (but not to exceed the applicable Per Case Maximum) as of the Distribution Date attributable to Teledyne Technologies Liabilities covered under ATI General Liability Policies, ATI Automobile Policies, ATI Workers Compensation Policies and ATI Product Liability Policies for policies in effect prior to the Distribution Date; and (B) Pooled Loss Costs Allocable to Teledyne Technologies.

                           (ii) On or before June 1, 2000 and on a quarterly basis thereafter, ATI shall provide Teledyne Technologies with a calculation of amounts due ATI or refunds due Teledyne Technologies for Teledyne Technologies' obligations incurred under ATI General Liability Policies, ATI Automobile Policies, ATI Workers Compensation Policies and ATI Product Liability Policies for policies under subparagraph (i) immediately above. The initial calculations shall be based on (A) the change in total Incurred Losses between the Distribution Date and March 31, 2000 for all such policies in effect prior to the Distribution Date multiplied by the Expense Factors set forth in such policies and applicable to such Incurred Losses, but only with respect to that portion of Incurred Losses attributable to Teledyne Technologies Liabilities not exceeding the applicable Per Case Maximum; and (B) the change in Pooled Loss Costs Allocable to Teledyne Technologies for the period between the Distribution Date and March 31, 2000 for all such policies in effect prior to the Distribution Date. Subsequent calculations shall be based on (A) the change in total Incurred Losses for the subsequent quarterly periods multiplied by the Expense Factors set forth in such policies and applicable to such losses; but only with respect to that portion of losses attributable to Teledyne Technologies Liabilities not exceeding the applicable Per Case Maximum, and (B) the change in Pooled Loss Costs Allocable to Teledyne Technologies for the subsequent quarterly period.

                           (iii) Within 30 days after receipt by Teledyne Technologies of ATI's calculations referred to in subparagraph (ii) immediately above, Teledyne Technologies on the one hand and ATI on the other hand shall pay to the other the net amount owed after taking into account the combined amounts reflected on the calculations.

                  (g) At its sole option, ATI shall have the right to handle, defend, resolve, and administer any and all claims in its sole discretion, with respect to Teledyne Technologies Liabilities covered, in whole or in part, by ATI Policies, including, without limitation, the reporting of claims to the issuers of such ATI Policies, as well as the management, defense and settlement of claims. Teledyne Technologies agrees to cooperate, at its own expense, with ATI in the reporting, handling, defense, resolution and administration of such claims. Alternatively, ATI, at its sole option shall have the right to require, at any time and from time to time, that Teledyne Technologies and any member of the Teledyne Technologies Group, at their sole expense, defend, resolve and administer any one or more or all claims with respect to Teledyne Technologies Liabilities covered in whole, or in part, by ATI Policies, including without limitation, the reporting of claims to the issuers of such ATI Policies, as well as the management, defense and settlement of such claims and, if ATI exercises such option, Teledyne Technologies and members of the Teledyne Technologies Group, at ATI's request, shall at their expense provide ATI with any and all information concerning, and permit ATI to monitor, the foregoing management, defense, settlement and insurance handling of such claims. Except with the express written consent of ATI, neither Teledyne Technologies nor any member of the Teledyne Technologies Group shall provide any issuer of ATI Policies with a release, nor shall they amend, modify, or waive any rights under such ATI Policies, if such release, amendment, modification or waiver would adversely affect rights or potential rights of ATI or any other member of the ATI Group.

                  (h) With respect to policies procured by or for the Teledyne Technologies Group subsequent to January 1999 and to policy years commencing on or after the Distribution Date, Teledyne Technologies shall be responsible for all aspects of claims administration with respect to Teledyne Technologies Liabilities, and ATI shall have no responsibility therefor whatsoever.

                  (i) With respect to any Teledyne Technologies Liabilities or Teledyne Technologies losses covered under ATI Policies, other than ATI General Liability Policies, ATI Automobile Policies, ATI Workers Compensation Policies and ATI Product Liability Policies, Teledyne Technologies shall be responsible for all Unpaid Losses and all costs and expenses that give rise to a Self-Insurance Obligation. In the event that ATI pays any such costs and expenses, Teledyne Technologies shall reimburse ATI within thirty days of receipt of a billing for any such costs and expenses.

                  6.02. CERTAIN BUSINESS MATTERS. No member of any Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of any other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group, or
(iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of any other Group.

                  6.03. LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                  6.04. CERTAIN GOVERNANCE MATTERS. (a) Teledyne Technologies and ATI intend that until the third annual meeting of stockholders of Teledyne Technologies held following the Distribution Date, at least a majority of the members of the Board of Directors of Teledyne Technologies will at all times consist of persons who are also members of the Board of Directors of ATI. The initial members of the Board of Directors of Teledyne Technologies and the respective initial Classes of the Board in which they will serve are as follows:

                          Class I:      C. Fred Fetterolf
                          Class II:     Robert Mehrabian
                          Class III:    Frank V. Cahouet
                                        Charles J. Queenan, Jr.

                  (b) Teledyne Technologies will, with respect to the first annual meeting of stockholders of Teledyne Technologies held following the Distribution Date, nominate for election and recommend to stockholders the election of C. Fred Fetterolf (or, if he is unable or unwilling to serve, such other candidate as Messrs. Cahouet and Queenan or the survivor of them shall designate) to serve as a continuing Class I director of Teledyne Technologies.

                  (c) Teledyne Technologies shall take such action from time to time as ATI requests in order to assure that, until the third annual meeting of stockholders of Teledyne Technologies following the Distribution Date, at least a majority of the members of the Board of Directors of Teledyne Technologies will at all times consist of persons who are also members of the Board of Directors of ATI. Without limiting the generality of the foregoing, if for any reason (including death, resignation or disqualification) there are no directors of Teledyne Technologies who are also directors of ATI, Teledyne Technologies will immediately take all action requested by ATI to appoint to the Board of Directors of Teledyne Technologies such members of the Board of Directors of ATI as ATI shall designate.

                                   ARTICLE VII
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

                  7.01. AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES. (a) Each of ATI and Teledyne Technologies, on behalf of itself and its respective Group, agrees to provide, or cause to be provided, to each other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably requires
(i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (b) After the Distribution Date, each of ATI and Teledyne Technologies shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the their respective Businesses that are in the possession of any other of such parties or members of their respective Groups. Any party seeking such access may, at its cost, obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that such party shall cause any such objects to be returned promptly in the same condition in which they were delivered and shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to the possessing party.

                  (c) After the Distribution Date, (i) Teledyne Technologies shall maintain in effect adequate systems and controls to the extent necessary to enable the members of the ATI Group to satisfy their respective reporting, accounting, audit and other obligations, and (ii) Teledyne Technologies shall provide, or cause to be provided, to ATI, all financial and other data and information as ATI determines necessary or advisable in order to prepare ATI financial statements and reports or filings with any Governmental Authority.

                  7.02. OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.01 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                  7.03. COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

                  7.04. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies of ATI as in effect on the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the seventh anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

                  7.05. OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article VII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

                  7.06. PRODUCTION OF WITNESSES; RECORDS; COOPERATION. (a) After the Distribution Date, except in the case of an adversarial Action by one party against another party, each party hereto shall use its reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

                  (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the other parties shall make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

                  (c) Without limiting any provision of this Section, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Action, and each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

                  (d) The obligation of the parties to provide witnesses pursuant to this Section 7.06 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the qualifications set forth in the first sentence of Section 7.06(a)).

                  (e) In connection with any matter contemplated by this Section 7.06, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

                  7.07. CONFIDENTIALITY. (a) Subject to Section 7.08, each of ATI and Teledyne Technologies, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to ATI's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all Information concerning each such other Group that is either in its possession or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives,
(ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

                  (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.08. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

                  7.08. PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.


                                  ARTICLE VIII
                               FURTHER ASSURANCES

                  8.01. FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Without limiting the foregoing, prior to, on and after the date hereof, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Teledyne Technologies Assets and the assignment and assumption of the Teledyne Technologies Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so.

                  (c) On or prior to the Distribution Date, ATI and Teledyne Technologies in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by ATI or Teledyne Technologies or any other Subsidiary of ATI, as the case may be, to effectuate the transactions contemplated by this Agreement.

                  (d) ATI and Teledyne Technologies, on behalf of itself and each member of its respective Group, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of: (i) the failure of Teledyne Technologies or any member of the Teledyne Technologies Group, on the one hand, or of ATI or any member of the ATI Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Separation or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or (ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.


                                   ARTICLE IX
                                   TERMINATION

                  9.01. TERMINATION. This Agreement may be terminated by ATI at any time prior to the Distribution Date.

                  9.02. EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 9.01, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.


                                    ARTICLE X
                                  MISCELLANEOUS

                  10.01. COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER. (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                  (c) ATI represents on behalf of itself and each other member of the ATI Group, and Teledyne Technologies represents on behalf of itself and each other member of the Teledyne Technologies Group, as follows:

                        (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                        (ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

                  (d) Each party hereto acknowledges that it and each other party hereto may be executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

                  10.02. GOVERNING LAW; CONSENT TO JURISDICTION. (a) This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies, irrespective of the choice of laws principles of the Commonwealth of Pennsylvania.

                  (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Court of Common Pleas of Allegheny County, Pennsylvania and (ii) the United States District Court for the Western District of Pennsylvania, for the purposes of any suit, action or other proceeding arising out of this Agreement or any Ancillary Agreement or any transaction contemplated hereby or thereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party's respective address set forth in Section 10.05 will be effective service of process for any action, suit or proceeding in Pennsylvania with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby in (i) the Court of Common Pleas of Allegheny County, Pennsylvania or
(ii) the United States District Court for the Western District of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  10.03. ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns (including any direct or indirect assignee of any of the Teledyne Technologies Assets); provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

                  10.04. THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any ATI Indemnitee, Teledyne Technologies Indemnitee or Water Pik Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement, and (c) neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. No party hereto shall have any right, remedy or claim with respect to any provision of this Agreement or any Ancillary Agreement to the extent such provision relates solely to the other two parties hereto or the members of such other two parties' respective Groups. No party shall be required to deliver any notice under this Agreement or under any Ancillary Agreement to any other party with respect to any matter in which such other party has no right, remedy or claim.

                  10.05. NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:


         If to ATI, Holdings
           or TII, to:              Allegheny Teledyne Incorporated
                                    1000 Six PPG Place
                                    Pittsburgh, Pennsylvania 15222-5479
                                    Attn: Senior Vice President,
                                          General Counsel & Secretary


         If to Teledyne
           Technologies, to:        Teledyne Technologies Incorporated
                                    2049 Century Park East
                                    Los Angeles, California 90067-3101
                                    Attn: Senior Vice President, General
                                          Counsel and Secretary


Any party may, by notice to the other party, change the address to which such notices are to be given.

                  10.06. SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

                  10.07. FORCE MAJEURE. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, Year 2000 problems or any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

                  10.08. HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

                  10.09. SURVIVAL OF COVENANTS. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive each of the Separation and the Distribution and shall remain in full force and effect.

                  10.10. WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

                  10.11. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

                  10.12. AMENDMENTS. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification. Without limiting the foregoing, the parties agree that any waiver, amendment, supplement or modification of this Agreement or any Ancillary Agreement that solely



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


relates to and affects only two of the three parties hereto shall not require the consent of the third party hereto.

                  10.13. INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to __________, 1999, regardless of any amendment or restatement hereof.

                  10.14. DISPUTES. (a) Resolution of any and all disputes arising from or in connection with this Agreement other than those arising from or in connection with Article IV of this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall be subject to the provisions of this Section 10.14; provided, however, that nothing contained herein shall preclude any party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

                  (b) Any party may give the other parties written notice of any Dispute not resolved in the normal course of business. The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between executives of the parties who have authority to settle the controversy. Within 15 days after delivery of the notice, the foregoing executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary for a period not to exceed five days, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored. If the parties do not resolve the Dispute within such 20 day period (the "Initial Mediation Period"), the parties shall attempt in good faith to resolve the Dispute by negotiation between or among the Designated Officers. The Designated Officers shall meet at a mutually acceptable time and place (but in no event no later than 15 days following the expiration of the Initial Mediation Period) and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute.

                  (c) If the Dispute has not been resolved by negotiation within 50 days of the first party's notice, or if the parties failed to meet within 15 days of the first party's notice, or if the Designated Officers failed to meet within 35 days of the first party's notice, any party may commence any litigation or other procedure allowed by law.

                  10.15. EXCLUSIVITY OF TAX SHARING AGREEMENT. Notwithstanding anything in this Agreement to the contrary, and subject to the provisions of
Article IV hereof, the Tax Sharing Agreement will be the exclusive agreement among the parties with respect to all matters pertaining to Taxes, including, without limitation, indemnification with respect to matters pertaining to Taxes and indemnification with respect to the qualification of the Distribution as a tax-free distribution under Section 355 and related provisions of the Code.

                  IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                         ALLEGHENY TELEDYNE INCORPORATED

                         By:
                            --------------------------------------
                            Name:
                            Title:

                         TII HOLDINGS, LLC

                         By:
                            --------------------------------------
                            Name:
                            Title:

                         TELEDYNE INDUSTRIES, INC.

                         By:
                            --------------------------------------
                            Name:
                            Title:


                         TELEDYNE TECHNOLOGIES INCORPORATED

                         By:
                            --------------------------------------
                            Name:
                            Title:





                                       42